Exhibit 23.2

PricewaterhouseCoopers Chartered Accountants Dorchester House 7 Church Street Hamilton Bermuda HM 11 Telephone +1 (441) 295 2000 Facsimile +1 (441) 295 1242

July 6, 2005

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Leucadia National Corporation of our report dated January 26, 2005 relating to the financial statements of Olympus Re Holdings, Ltd., which appear in Leucadia National Corporation’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers

Chartered Accountants

MAILING ADDRESS: PO BOX HM 1171, Hamilton, Bermuda HM EX.

A list of partners can be obtained from the above address